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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of Ariba, Inc. of our report dated March 1, 2000 relating to the financial statements of SupplierMarket.com, Inc., which appears in the Current Report on Form 8-K of Ariba, Inc. dated August 28, 2000. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 8, 2001